Exhibit 10.23 (a)

PROMISSORY NOTE

$17,721,868	January 13, 2023

FOR VALUE RECEIVED, Acuitas Capital LLC, a Delaware limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of Mullen Automotive Inc., a Delaware corporation (the “Noteholder”) the principal amount of $17,721,868 (SEVENTEEN MILLION SEVEN HUNDRED TWENTY-ONE EIGHT HUNDRED SIXTY-EIGHT dollars) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”). Capitalized terms not defined herein shall have the same meaning as set forth in the Settlement Agreement and Release, entered into as of January __, 2023, by and between the Borrower and the Noteholder.

1.Payment Dates.

(a)Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the earlier of (i) the date on which shares of Common Stock issuable upon conversion of the Series D Preferred Stock and Warrants issued pursuant to the Settlement Additional Purchase Right have been reserved for issuance and that the resale of such reserved shares of Common Stock have been registered on a registration statement filed with the U.S. Securities and Exchange Commission, and (ii) February 1, 2024.

(b)Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2.Interest.

(a)Interest Rate. Except as provided in Section 2(b), the principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the “Interest Rate”) equal to three and a half percent (3.5%).

(b)Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Interest Rate plus two percent (2%) (the “Default Rate”).

(c)Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 360 days, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(d)Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

3.Payment Mechanics.

(a)Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 12:00 on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b)Application of Payments. All payments shall be applied, first, to accrued interest, and, second, to principal outstanding under this Note.

(c)Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, NY are authorized or required by law to close.

(d)Evidence of Debt. The Borrower authorizes the Noteholder to record on the grid attached as Exhibit A the Loan made to the Borrower and the date and amount of each payment or prepayment of the Loan. The entries made by the Noteholder shall be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein in the absence of manifest error. No failure to make any such record, nor any errors in making any such records, shall affect the validity of the Borrower's obligation to repay the unpaid principal of the Loan with interest in accordance with the terms of this Note.

4.Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:

(a)Existence. The Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of its organization. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)Compliance with Law. The Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.

(c)Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d)Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary limited liability action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

5.Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a)Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due; (ii) any interest on the Loan when due; or (iii) any other amount due hereunder within ten (10) days after such amount is due.

(b)Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein contains an untrue or misleading statement of a material fact as of the date made; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 5(b) if, within thirty (30) days of the date on which the Borrower receives notice (from any source) of such untrue or misleading statement, Borrower shall have addressed the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Noteholder.

(c)Bankruptcy; Insolvency.

(i)The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii)An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii)The Borrower makes a general assignment for the benefit of its creditors.

(iv)The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v)A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d)Failure to Give Notice. The Borrower fails to give the notice of Event of Default specified in 6.

6.Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Sections 5(c)(i), 5(c)(iii), or 5(c)(iv) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

8.Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder in connection with the enforcement of the Noteholder's rights hereunder.

9.Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

(a)If to the Borrower:

Acuitas Capital, LLC

2120 Colorado Avenue, Suite 230

Santa Monica, California 90404

Attention: Terren Peizer, Managing Member

E-mail: terren@AcuitasGH.com

(b)If to the Noteholder:

Mullen Automotive Inc.

1405 Pioneer Street

Brea, California 92821

Attention: David Michery, CEO

Email: david@mullenusa.com

With a copy (for informational purposes only) to:

McDermot Will & Emery LLP

One Vanderbilt Avenue

New York, New York 10017

Attn: Robert Cohen

Email: RCohen@mwe.com

10.Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

11.Disputes.

(a)Submission to Jurisdiction.

(i)The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of New York sitting in New York County, and in the United States District Court for the Southern District of New York, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)Nothing in this Section 11(a) shall affect the right of the Noteholder to bring any action, suit, or proceeding relating to this Note against the Borrower or its properties in the courts of any other jurisdiction.

(iii)Nothing in this Section 11(a) shall affect the right of the Noteholder to serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b)Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 11(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c)Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

12.Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

13.Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

14.Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

15.No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

16.Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

17.Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note.

18.Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the Borrower has executed this Note as of January 13, 2023.

ACUITAS CAPITAL, LLC

By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Managing Member

[Signature Page – Promissory Note]

ACKNOWLEDGED AND ACCEPTED BY

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
Name: David Michery
Title: Chief Executive Officer

[Signature Page – Promissory Note]

EXHIBIT A

PAYMENTS ON THE LOAN

Date	Principal Amount Paid	Unpaid Principal Balance	Name of Person Making Notation